UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2010

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC		29302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.
below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01.      Entry Into a Material Definitive Agreement.

On June 11, 2010, Exopack Holding Corp. (“Exopack” or the “Company”) and Bemis Company, Inc. (“Bemis”), entered into an Asset Purchase Agreement (the “Agreement”), pursuant to which the Company will acquire (the “Acquisition”) from Bemis and certain of its subsidiaries and affiliates, at the closing of the transactions contemplated by the Agreement, assets used in connection with Bemis’ business (the “Acquired Business”) involving the manufacturing and sale of (a) flexible-packaging rollstock used for chunk, sliced or shredded natural cheeses packaged for retail sale, (b) flexible-packaging shrink bags used for fresh meat, and (c) certain other packaging products.

The Company and Bemis made customary representations, warranties and covenants in the Agreement. The closing of the transactions contemplated by the Agreement is subject to approval of the Agreement by the U.S. Department of Justice and certain customary conditions, including, among other things, the absence of certain laws or orders prohibiting the consummation of the transaction.

The Company agreed to pay to Bemis, at the closing of the transactions contemplated by the Agreement, an amount in cash equal to $81,150,000, subject to adjustment for, among other things, the amount of net working capital of the Acquired Business as of the closing.

Item 7.01.      Regulation FD Disclosure.

In order to finance the proposed Acquisition, Exopack intends to offer up to $95.0 million in principal amount of a senior unsecured term loan (the “Term Loan”) in a private placement not registered under the Securities Act of 1933, as amended.

In connection with the offering of the Term Loan, the Company is disclosing certain information to prospective investors in a confidential information memorandum dated June 14, 2010 (the “Offering Memorandum”). Pursuant to Regulation FD, the Company is furnishing the following information that is included in the Offering Memorandum.

Pro Forma and As Adjusted Financial Information

For the year ended December 31, 2009, the following segments of Exopack contributed the percentage of Adjusted EBITDA set forth below. These percentages are calculated on the basis of Exopack’s Adjusted EBITDA, excluding corporate expenses not allocated to a segment.

Food & Specialty Packaging – 24%

Pet Food & Specialty Packaging – 44%

Performance Packaging – 22%

Coated Products – 10%

Pro forma sales for the year ended December 31, 2009, after giving effect to the proposed Acquisition as if it had occurred on January 1, 2009, would have been $809.2 million. This pro forma sales number combines the Company’s 2009 sales and the estimated 2009 sales attributable to the Business, excluding certain sales of the Business that the Company does not expect to be made on a going-forward basis.

Pro forma Adjusted EBITDA including synergies, after giving effect to the proposed Acquisition and the other adjustments described below, would have been $97.7 million for the year ended December 31, 2009. Pro forma Adjusted EBITDA combines the Company’s Adjusted EBITDA and the estimated EBITDA of the Business for the year ended December 31, 2009, and gives effect to approximately $7.6 million in annualized synergies that Exopack expects to achieve following completion of the Acquisition.

The most directly comparable GAAP measure to Pro forma Adjusted EBITDA including synergies is operating income. Due to the limited historical financial information that is available with respect to the Business, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time. A reconciliation of Exopack’s Adjusted EBITDA to Exopack’s net income is available on the Investor Relations page of the Company’s website.

Adjusted EBITDA including synergies is a non-GAAP measure used to determine Exopack’s compliance with certain covenants contained in the indenture governing its senior notes. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indenture governing the senior notes. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants.

Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Pro Forma Adjusted EBITDA including synergies is a non-GAAP financial measure that is being presented due to the Company’s belief that our investors would find that information useful.

The financial information relating to the Business is unaudited and is based on estimates and assumptions, which are inherently uncertain. Following completion of the Acquisition, Exopack will prepare and file, in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended, historical financial information of the Business. This historical financial information will include statements of Assets Acquired and Liabilities Assumed and Statements of Revenues and Direct Expenses. This financial information may differ materially from the financial information of the Business used to calculate the pro forma financial information included herein.

There can be no assurance that the synergies discussed above will be realized. Moreover, cost savings and other synergies may be offset by costs of integration, as well as by increases in other expenses, or other matters unrelated to the Acquisition.

Proposed Amendment to Senior Secured Credit Facility

We are also currently seeking to obtain an amendment to our senior secured credit facility (the “Proposed Amendment”). The Proposed Amendment would, among other things:

  increase the maximum amount that we may borrow thereunder to $130 million;

  extend the maturity date of the senior secured credit facility for a period of up to four years from the date of the Proposed Amendment, subject to earlier termination upon the occurrence of certain events.

There can be no assurance that the Proposed Amendment will be consummated on the terms described herein, or at all. The consummation of the Term Loan is conditioned on our obtaining a commitment for the Proposed Amendment from the lender.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in this Item 7.01 shall not be incorporated by reference into any of Exopack’s filings with the Securities and Exchange Commission or any other document, except as shall be expressly set forth by specific reference in such filing or document.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of Exopack.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.
Date: June 14, 2010	By: /s/ Jack E. Knott
Name: Jack E. Knott
Title: Chairman and Chief Executive Officer